Exhibit 99.1

AGREEMENT OF LIMITED PARTNERSHIP

OF

PACIFIC OFFICE PROPERTIES, L.P.

a Delaware limited partnership

dated as of                     , 2007

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	ORGANIZATIONAL MATTERS	19
2.1	Organization	19
2.2	Name	19
2.3	Registered Office and Agent; Principal Office	19
2.4	Power of Attorney	20
2.5	Term	21

3.	PURPOSE.	21
3.1	Purpose and Business	21
3.2	Powers	21
3.3	Partnership Only for Partnership Purposes	22
3.4	Representations and Warranties by the Parties	22

4.	CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS	24
4.1	Capital Accounts	24
4.2	General Partnership Interests	25
4.3	Class A Convertible Preferred Units	25
4.4	Issuances of Additional Partnership Interests	28
4.5	Additional Funds and Capital Contributions.	29
4.6	Stock Incentive Plans	31
4.7	No Interest; No Return	32
4.8	Other Contribution Provisions	32
4.9	Not Publicly Traded	32

5.	DISTRIBUTIONS	32
5.1	Requirement and Characterization of Distributions	32
5.2	Distributions in Kind	33
5.3	Amounts Withheld	34
5.4	Distributions Upon Liquidation	34
5.5	Distributions to Reflect Issuance of Additional Partnership Units	34
5.6	Restricted Distributions	34

6.	ALLOCATIONS	34
6.1	Timing and Amount of Allocations of Income and Loss	34
6.2	General Allocations	34
6.3	Additional Allocation Provisions	37
6.4	Tax Allocations	39

7.	MANAGEMENT AND OPERATIONS OF BUSINESS	40
7.1	Management	40
7.2	Certificate of Limited Partnership	44
7.3	Reimbursement of the General Partner	44

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7.4	Outside Activities of the General Partner	45
7.5	Contracts with Affiliates	45
7.6	Indemnification	46
7.7	Liability of the General Partner	48
7.8	Other Matters Concerning the General Partner	49
7.9	Title to Partnership Assets	50
7.10	Reliance by Third Parties	50

8.	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS	51
8.1	Limitation of Liability	51
8.2	Management of Business	51
8.3	Outside Activities of Limited Partners	51
8.4	No Return of Capital	52
8.5	Redemption Rights of Qualifying Parties	52
8.6	Mergers	56

9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS	57
9.1	Records and Accounting	57
9.2	Fiscal Year	57
9.3	Reports	57

10.	TAX MATTERS	57
10.1	Preparation of Tax Returns	57
10.2	Tax Elections	58
10.3	Tax Matters Partner	58
10.4	Withholding	59
10.5	Organizational Expenses	60

11.	TRANSFERS AND WITHDRAWALS	60
11.1	Transfer	60
11.2	Transfer of General Partner’s Partnership Interest	60
11.3	Transfer of Limited Partners’ Partnership Interests	61
11.4	Substituted Limited Partners	62
11.5	Assignees	63
11.6	General Provisions	63

12.	ADMISSION OF PARTNERS	65
12.1	Admission of Successor General Partner	65
12.2	Admission of Additional Limited Partners	65
12.3	Amendment of Agreement and Certificate of Limited Partnership	66

13.	DISSOLUTION, LIQUIDATION AND TERMINATION	66
13.1	Dissolution	66
13.2	Winding Up	66
13.3	Deemed Distribution and Recontribution	68
13.4	Rights of Limited Partners	69
13.5	Notice of Dissolution	69

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13.6	Cancellation of Certificate of Limited Partnership	69
13.7	Reasonable Time for Winding-Up	69

14.	PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS	69
14.1	Procedures for Actions and Consents of Partners	69
14.2	Amendments	69
14.3	Meetings of the Partners	71

15.	GENERAL PROVISIONS	72
15.1	Addresses and Notice	72
15.2	Entire Agreement	72
15.3	Governing Law Jurisdiction	72
15.4	Headings	72
15.5	Pronouns and Plurals	72
15.6	Further Action	72
15.7	Binding Effect	73
15.8	Counterparts	73
15.9	Fax Signatures	73
15.10	Partial Invalidity	73
15.11	Waiver	73
15.12	Limitation to Preserve REIT Status	73
15.13	No Partition	74
15.14	No Third-Party Rights Created Hereby	74
15.15	No Rights as Stockholders	75
15.16	Construction	75

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AGREEMENT OF LIMITED PARTNERSHIP

OF

PACIFIC OFFICE PROPERTIES, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP OF PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership, effective as of                     , 2007 (the “Effective Time”), is entered into by and among Pacific Office Properties Trust, Inc., a Maryland corporation (defined herein as the “General Partner”), as the general partner of and a limited partner in the Partnership, and POP Venture, LLC, a Delaware limited liability company, as the initial limited partner of the Partnership, together with any other Persons who become Partners in the Partnership as provided herein.

RECITALS

A.      The General Partner is making a Capital Contribution to the Partnership in exchange for a General Partner’s Interest.

B.      The initial Limited Partner is POP Venture, LLC, a Delaware limited liability company, which is contributing certain indirect interests in real property pursuant to the terms and subject to the conditions set forth in the Master Agreement.

C.      The General Partner has determined that it is in the best interest of the Partnership and the Partners to enter into this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Person subsequently joining this Agreement as a Partner hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shown have the meanings set forth in this Section 1.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.6.1 hereof.

“Additional Funds” has the meaning set forth in Section 4.5.1.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.4 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Fiscal Year or any other point of determination, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the requirements of the alternate test for economic effect contained in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account.

“Advisor” means Pacific Office Management, Inc., a Delaware corporation, or any successor-in-interest thereto or permitted assignee of Pacific Office Management, Inc.’s interest in and obligation under the Advisory Agreement.

“Advisory Agreement” means that certain Advisory Agreement that the Partnership currently anticipates entering into with the Advisor and the General Partner, as the same may be amended or supplemented from time to time.

“Affiliate” shall mean with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified and shall have such additional meaning as such term has under Rule 12b-2 under the Exchange Act.

“Agreement” means this Agreement of Limited Partnership of Pacific Office Properties, L.P., as it may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable Percentage” has the meaning set forth in Section 8.5.4.

“Articles of Incorporation” means the Articles of Incorporation of the General Partner filed with the State Department of Assessments and Taxation of Maryland, as amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Honolulu, Hawaii are authorized or required by law to close.

“Capital Account” means, with respect to any Partner, the capital account established and maintained for such Partner in accordance with Section 4.

“Capital Account Deficit” has the meaning set forth in Section 13.2.3.

“Capital Contribution” means, with respect to any Partner, the sum of (i) the cash, cash equivalents and promissory obligations, plus (ii) the initial Gross Asset Value of any Contributed Property, plus (iii) the Net Equity Value of any Contributed Interests, in each such case, that such Partner contributes to the Partnership or is deemed to have contributed pursuant to Section 4 hereof.

“Cash Amount” has the meaning set forth in Section 8.5.1 and Section 8.5.2, as applicable.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Conversion Price” means, as of any date of determination, an amount equal to the quotient obtained by dividing the Class A Convertible Preferred Unit Liquidation Preference Amount by the Class A Convertible Preferred Unit Conversion Factor. As of the date of this Agreement, the initial Class A Conversion Price is $3.49 (i.e., $25.00 divided by 7.1717).

“Class A Convertible Preferred Unit” means a fractional share of the Partnership Interests that has the rights and designation, including distribution rights and rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units, as more specifically described in Section 4.3.

“Class A Convertible Preferred Unit Conversion Factor” means the number equal to 7.1717; provided, however, if at any time:

(i)      the General Partner (a) declares or pays a distribution on its Common Units in Common Units or makes a distribution to all holders of its Common Units in Common Units, (b) splits or subdivides its Common Units or (c) effects a reverse stock split or otherwise combines its Common Units into a smaller number of Common Units, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted by multiplying the Class A Convertible Preferred Unit Conversion Factor previously in effect by a fraction (A) the numerator of which shall be the number of Common Units on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of Common Units (determined without the above assumption) on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)      the General Partner distributes any rights, options or warrants to all holders of its Common Units to subscribe for or to purchase or to otherwise acquire Common Units (or other securities or rights convertible into, exchangeable for or exercisable for Common Units) at a price per share less than the Value of a Common Unit on the record date for such distribution (each a “Distributed Right”), then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted by multiplying the Class A Convertible Preferred Unit Conversion Factor previously in effect by a fraction the numerator of which shall be the sum of (A) the number of Common Units issued and on the record date plus (B) the maximum number of Common Units purchasable under such Distributed Rights, and the denominator of which shall be the sum of (1) the number of Common Units on the record date, plus (2) a fraction, the numerator of which equals the product of (x) the maximum number of Common Units purchasable under such Distributed Rights multiplied by (y) the minimum purchase price per Common Unit under such Distributed Rights, and the denominator of which is the Value of a Common Unit as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted, effective retroactively to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common Units or any change in the minimum purchase price for the purposes of the above fraction;

(iii)      the General Partner shall, by dividend or otherwise, distribute to all holders of its Common Units evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted to equal the amount determined by multiplying the Class A Convertible Preferred Unit Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Common Unit on the date fixed for such determination and (b) the denominator of which shall be the amount of the numerator less the then-fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common Unit;

(iv)      the General Partner declares or pays a cash dividend or other cash distribution on its outstanding Common Shares or a cash distribution on its outstanding Common Units during any quarterly fiscal period, (excluding any dividend or distribution in connection with a liquidation, dissolution or wind up of the Partnership or the General Partner), in either case, in excess of the Reference Dividend multiplied by the number of shares of Common Stock or Common Units outstanding on the record date for dividend or distribution, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted to equal the amount determined by multiplying the Class A Convertible Preferred Unit Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders or unit holders entitled to receive such distribution by a fraction (i) the numerator of which shall be the average of the daily Market Prices for the five (5) consecutive trading days prior to the trading day immediately preceding the earlier of the record date or ex-dividend date for the distribution, and (ii) the denominator of which is the difference of the amount equal to the numerator minus the amount in cash per Common Share or Common Unit (as the case may be) distributed (or to be distributed) to the holders of its outstanding Common Shares or Common Unit (as the case may be) in excess of the Reference Dividend. Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the Class A Convertible Preferred Unit Conversion Factor if such adjustments would reduce the amount of the Class A Convertible Preferred Unit Conversion Factor; and

(v)      the Partnership (a) declares or pays a distribution on the outstanding Class A Convertible Preferred Units in Class A Convertible Preferred Units or makes a distribution to all Partners in Class A Convertible Preferred Units, (b) subdivides the outstanding Class A Convertible Preferred Units or (c) combines the outstanding Class A Convertible Preferred Units into a smaller number of Class A Convertible Preferred Units, then the Class A Convertible Preferred Unit Redemption Factor shall be adjusted by multiplying the Class A Convertible Preferred Unit Redemption Factor by a fraction, the numerator of which shall be the actual number of Class A Convertible Preferred Units issued and outstanding on the record date (determined without giving effect to such dividend, distribution, subdivision or combination), and the denominator of which shall be the actual number of Class A Convertible Preferred Units (determined after giving effect to such dividend, distribution, subdivision or combination) issued and outstanding on such record date.

Any adjustments to the Class A Convertible Preferred Unit Conversion Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, it being intended that if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, then the Class A Convertible Preferred Unit Conversion Factor applicable to such redemption shall be adjusted to take into account such event, provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Class A Convertible Preferred Unit Conversion Factor applicable to the Class A Convertible Preferred Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Class A Convertible Preferred Units.

“Class A Convertible Preferred Unit Liquidation Preference Amount” means $25.00 per Class A Convertible Preferred Unit.

“Class A Preferred Distribution” has the meaning set forth in Section 4.3.2.

“Class A Unlock Date” means, unless otherwise agreed by the Partnership and a Limited Partner, the date at which both of the following have occurred: (i) the two (2)-year anniversary of the Effective Time and (ii) the consummation of a Qualified Public Offering.

“Closing Price” means on any date the last sale price for such Common Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if such Common Shares are not listed or admitted to trading on the American Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Shares are listed or admitted to trading or, if such Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or the principal automated quotation system that may then be in use or, if such Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such

Common Shares, the fair market value of the Common Shares as determined in good faith by the Board of Directors of the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Shares” means, together, the shares of the General Partner’s common stock, $.0001 par value per share, and the shares of General Partner’s Class B common stock, $.0001 par value per share. Where relevant in this Agreement, “Common Shares” includes shares of the General Partner’s common stock, $.0001 par value per share, issued upon conversion of Preferred Shares or Junior Shares.

“Common Shares Amount” means a number of Common Shares equal to the product of (a) the number of Tendered Units, multiplied by (b) the Common Unit Redemption Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that, in the event that the General Partner issues to all holders of Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Common Shares or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date but which Rights will not be distributed before the relevant Specified Redemption Date, then the Common Shares Amount shall also include such Rights that a holder of that number of Common Shares would be entitled to receive, expressed, where relevant hereunder, in a number of Common Shares determined by the General Partner in good faith.

“Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.3 hereof, but does not include any Class A Convertible Preferred Unit, Preferred Unit, Junior Unit or any other Partnership Unit specified in a Partnership Unit Designation or this Agreement as being other than a Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Common Units may be (but need not be, in the sole and absolute discretion of the General Partner) evidenced by the form of certificate for Common Units attached hereto as Exhibit B.

“Common Unit Redemption Factor” means 1.0; provided, however, if, at any time:

(i)      the General Partner (a) declares or pays a dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares, (b) splits or subdivides its outstanding Common Shares or (c) effects a reverse stock split or otherwise combines its outstanding Common Shares into a smaller number of Common Shares, then the Common Unit Redemption Factor shall be adjusted by multiplying the Common Unit Redemption Factor previously in effect by a fraction (A) the numerator of which shall be the number of Common Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)      the General Partner distributes any rights, options or warrants to all holders of its Common Shares to subscribe for or to purchase or to otherwise acquire Common Shares (or other securities or rights convertible into, exchangeable for or exercisable for Common Shares) at a price per share less than the Value of a Common Share on the record date for such distribution (each a “Distributed Right”), then the Common Unit Redemption Factor shall be adjusted by multiplying the Common Unit Redemption Factor previously in effect by a fraction the numerator of which shall be the sum of (A) the number of Common Shares issued and outstanding on the record date plus (B) the maximum number of Common Shares purchasable under such Distributed Rights, and the denominator of which shall be the sum of (1) the number of Common Shares issued and outstanding on the record date, plus (2) a fraction, the numerator of which equals the product of (x) the maximum number of Common Shares purchasable under such Distributed Rights multiplied by (y) the minimum purchase price per Common Share under such Distributed Rights, and the denominator of which is the Value of a Common Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Common Unit Redemption Factor shall be adjusted, effective retroactively to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common Shares or any change in the minimum purchase price for the purposes of the above fraction;

(iii)      the General Partner shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Common Unit Redemption Factor shall be adjusted to equal the amount determined by multiplying the Common Unit Redemption Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Common Share on the date fixed for such determination and (b) the denominator of which shall be the amount of the numerator less the then-fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common Share; and

(iv)      the Partnership (a) declares or pays a distribution on the outstanding Common Units in Common Units or makes a distribution to all Partners in Common Units, (b) subdivides the outstanding Common Units or (c) combines the outstanding Common Units into a smaller number of Common Units, then the Common Unit Redemption Factor shall be adjusted by multiplying the Common Unit Redemption Factor by a fraction, the numerator of which shall be the actual number of Common Units issued and outstanding on the record date (determined without giving effect to such dividend, distribution, subdivision or combination), and the denominator of which shall be the actual number of Common Units (determined after giving effect to such dividend, distribution, subdivision or combination) issued and outstanding on such record date.

If the General Partner has in effect a rights plan, then the Common Unit Redemption Factor shall not be adjusted to reflect the issuance of rights under the General Partner’s stockholder rights agreement except as set forth in the next following sentence. If the rights provided for in the rights plan adopted by the General Partner have separated from the Common Shares in accordance with the provisions of the applicable stockholder rights agreement so that holders of Common Units would not be entitled to receive any rights in respect of any shares of Common Shares delivered upon receipt of any REIT Consideration an exchange of Common Units, the Common Unit Redemption Factor will be adjusted at the time of separation as if the General Partner had distributed, to all holders of Common Shares, capital stock, evidences of indebtedness or other assets or property pursuant hereto. Any adjustments to the Common Unit

Redemption Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, it being intended that (x) adjustments to the Common Unit Redemption Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Common Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Common Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, then the Common Unit Redemption Factor applicable to such redemption shall be adjusted to take into account such event, provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Common Unit Redemption Factor applicable to the Common Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Section 14 hereof.

“Consent of the Limited Partners” means the Consent of a Majority of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority of the Limited Partners.

“Contributed Interest” shall mean an equity interest (whether in shares of capital stock, limited liability company membership interests, partnership interests, trust interests or otherwise) in an entity (whether corporation, limited liability company, partnership, limited partnership, statutory business trust, trust or otherwise) which holds (on a direct or an indirect basis) holds fee simple or leasehold title (in whole or in part) to a Contributed Property.

“Contributed Property” means each item of Property or other non-cash asset contributed to the Partnership.

“Conversion Time” has the meaning set forth in Section 4.3.7.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has the meaning set forth in the definitions of “Common Unit Redemption Factor” and “Class A Convertible Preferred Unit Conversion Factor,” as applicable, set forth in this Section 1.

“Domestic Partner” of any Partner shall mean an individual who (i) has reached the age of 18 and is competent to consent to a contract, (ii) is of the same gender of the Partner, (iii) is not married to and/or is not the domestic partner of anyone other than the Partner; (iv) is not related by blood to the Partner in any way that would prohibit marriage in their state of residence, and (v) has shared a principal place of residence with the Partner for a period of at least eighteen (18) months and has a current intention to continue sharing a principal place of residence with the Partner and intends to do so indefinitely.

“Effective Time” has the meaning set forth in the Preamble to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and as it may be amended from time to time and any successor statute.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, each as may be amended from time to time and any successor statute.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, Domestic Partner, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and/or his spouse, Domestic Partner, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Fiscal Year” means the fiscal year of the Partnership, which shall be the calendar year unless otherwise determined by the General Partner.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose, in whole or in part, of providing funds to the Partnership.

“General Partner” means Pacific Office Properties Trust, Inc., a Maryland corporation, and its successors and assigns, as the general partner of the Partnership in its capacity as general partner of the Partnership.

“General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Common Units, Preferred Units or any other Partnership Units. Initially, the General Partner Interest shall be denominated as a number of Common Units equal to the number of Common Shares outstanding as of the Effective Time.

“General Partner Loan” has the meaning set forth in Section 4.5.4.

“Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)      the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as reasonably determined by the General Partner or as otherwise agreed to by the General Partner and the contributing Partner;

(b)      if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times: (i) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of cash or other Partnership property as consideration for a Partnership Interest; (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the grant of more than a de minimis Partnership Interest as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in his capacity as a Partner, or by a new Partner acting in his capacity as such or in anticipation of becoming a Partner; and (v) at any other time (A) specified in Regulations Section 1.704-1(b)(2)(iv)(f)(5) or (B) if reasonably determined by the General Partner to be necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2;

(c)      the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Code Section 7701(g) into account) as reasonably determined by the General Partner as of the date of distribution; and

(d)      the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 6.3.2(vii); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent the General Partner reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.

At all times, Gross Asset Values shall be adjusted by Depreciation, which Depreciation is taken into account with respect to the Partnership’s assets for purposes of computing Income or Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners’ Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see paragraph (d) of the definition of Income or Loss in the case of adjustments by Depreciation, and see paragraph (e) of said definition in all other cases.

“Holder” means any Partner, and any Assignee which is treated as a partner in the Partnership for federal income tax purposes.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, “bankruptcy” of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Income” or “Loss” means, for each Fiscal Year of the Partnership, the Partnership’s taxable income or loss, as the case may be, for such year for federal income tax purposes, determined in accordance with Code Section 703(a), inclusive of all items of income, gain, loss or deduction required to be separately taxable pursuant to Code Section 703(a)(1), with the following adjustments:

(a)      Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income (or Loss) shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)      Any expenditure of the Partnership described in Code Section 705(a)(2)(b) or treated as a Code Section 705(a)(2)(b) expenditure under Code Section 704(b), and not otherwise taken into account in computing Income (or Loss) shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)      Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Partnership Gross Asset Value of the property disposed of, rather than its adjusted tax basis;

(d)      In lieu of the depletion, depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for the period;

(e)      In the event of an adjustment of the book value of any Partnership asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Regulations Sections 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustments are, in the case of Regulations Sections 1.704-1(b)(2)(iv) (e) and (f), to be taken into account as gain or loss from a taxable disposition of Partnership property pursuant to paragraph (c) above, and, in the case of Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account as additional Income or Loss but subject to the special allocations set forth in Section 6.3 hereof; and

(f)      Notwithstanding any other provision of this definition of “Income” or “Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Income or Loss.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) the General Partner, or (b) a director of the General Partner or an officer or employee of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Independent Director” means a director of the General Partner who is not an employee of the General Partner and who is not an employee or an Affiliate of the Advisor.

“IRS” means the Internal Revenue Service.

“Junior Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Common Shares.

“Junior Unit” means a fractional share of the Partnership Interests that the General Partner hereafter authorizes pursuant to Section 4.1, Section 4.3 or Section 4.5 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Common Units.

“Limited Partner” means any Person reflected as a limited partner on the books and records of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Class A Convertible Preferred Units, Preferred Units, Junior Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.1.

“Lock-Out Date” means the Class A Unlock Date and any other date specified as a restriction on the rights of Partner to convert its Partnership Units into any other class or series of Partnership Units or to otherwise exercise such Partner’s rights of redemption with respect to its Partnership Units.

“LP Direction Votes” has the meaning set forth in Section 7.1.1(f).

“Majority of the Limited Partners” means Limited Partners holding more than fifty percent (50%) of the Common Shares that would be obtained by exchanging all of the Partnership Units outstanding at such time and each exchangeable by their terms for Common Shares (ignoring for purposes hereof the impact of any Lock-Out Date).

“Market Price” means on any date, with respect to any class or series of outstanding Common Shares, the Closing Price for such Common Shares on such date.

“Master Agreement” means that certain Master Formation and Contribution Agreement by and between Arizona Land Income Corporation, an Arizona corporation, and POP Venture, LLC, a Delaware limited liability company, dated as of October 3, 2006.

“Net Equity Value” shall mean, for any Contributed Interest, the product of (a) the percentage ownership represented by such Contributed Interest, multiplied by (b) the amount equal to the difference between (i) the Gross Asset Value of the Contributed Property, minus (ii) the amount, including accrued and unpaid interest, of any unpaid mortgage debt secured by such Contributed Property (whether by lien encumbering fee simple title, a leasehold estate or an ownership interest in a condominium).

“Nonrecourse Deductions” means, for a Fiscal Year, the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate amount of any distributions made during such taxable year of proceeds of a nonrecourse liability (other than a Partner Nonrecourse Debt) that are allocable to an increase in Partnership Minimum Gain, determined according to the principles of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Conversion” has the meaning set forth in Section 4.3.7.

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit A attached to this Agreement.

“Optional Liquidation Preference Event” has the meaning set forth in Section 4.3.3.

“Other Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Common Shares or

Preferred Shares, excluding Preferred Shares, Junior Shares and grants under any Stock Incentive Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Ownership Limit” means the applicable restriction or restrictions on ownership of shares of the General Partner imposed under the Articles of Incorporation.

“Pari Passu Units” has the meaning set forth in Section 4.3.1.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as such term is defined in Regulations Section 1.704-2(i)(2). A Partner’s share of Partner Nonrecourse Debt Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Regulations Section 1.704-2(i).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Employees” means the employees of the Partnership, the General Partner and any of their subsidiaries.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Common Units, Class A Convertible Preferred Units, Preferred Units, Junior Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means a record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its share of such distribution.

“Partnership Unit” shall mean a Common Unit, a Class A Convertible Preferred Unit, a Preferred Unit, a Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.3 or Section 4.5 hereof.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.3 hereof.

“Percentage Interest” means, as to each Partner (including the General Partner), its interest, if any, in the Common Units as determined by dividing (a) the product of (i) the number of Common Units then-held by such Partner, multiplied by (ii) the Common Unit Redemption Factor, by (b) the product of (i) the total number of Common Units outstanding as of such time, multiplied by (ii) the Common Unit Redemption Factor. To the extent that the Partnership issues more than one class or series of Partnership Interests, the interest of such class or series shall be determined as set forth in this Agreement or any amendment hereto.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Preferred Unit” means a fractional share of the Partnership Interests that the General Partner hereafter authorizes pursuant to Section 4.1, Section 4.3 or Section 4.5 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units. For the avoidance of doubt, Class A Convertible Preferred Units shall not be deemed to be, and are not, “Preferred Units” for purposes of this Agreement.

“Property” or “Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time, and “Property” shall mean any one such asset or property.

“Proportionate Voting Preferred Stock” means shares of Proportionate Voting Preferred Stock, $.0001 par value per share, of the General Partner.

“Qualified Public Offering” means the sale by the General Partner of Common Shares in a bona fide, firm commitment fully underwritten offering pursuant to an effective registration statement filed with the United States Securities and Exchange Commission on Form S-1 (or any success form thereto) under the Securities Act of 1933, as amended, in which the Company receives net proceeds of more than $75 million (i.e. following deduction of underwriting discounts, expenses of sale and other costs), provided that immediately following the consummation of such offering the Common Shares sold in such offering are listed for trading on any national securities exchange.

“Qualified REIT Subsidiary” means a qualified REIT subsidiary of the General Partner within the meaning of Code Section 856(i)(2).

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner (other than the General Partner to the extent it is also a Limited Partner), (b) an Additional Limited Partner, or (c) a Substituted Limited Partner succeeding to all or part of a Limited Partner Interest of a Limited Partner or an Additional Limited Partner.

“Redemption” has the meaning set forth in Section 8.5.

“Reference Dividend” means the per quarter amount set by the Board of Directors of the General Partner for the first quarterly dividend on Common Shares declared following the Effective Time (which shall be a minimum of $0.06); provided, however, that this amount shall be adjusted in a manner inversely proportionate to adjustments to the Common Unit Redemption Factor upon the same events as for Common Unit Redemption Factor.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.1(viii).

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Consideration” means the aggregate number of Common Shares equal to the product of the Common Shares Amount multiplied by the Applicable Percentage. No fractional Common Shares shall be issued as REIT Consideration. In lieu of any fractional shares to which the holder would otherwise be entitled, the General Partner shall pay cash equal to such fraction multiplied by the Value of a Common Share. If the General Partner has in effect a rights plan, the REIT Consideration shall include, in addition to Common Shares, rights under the General Partner’s stockholder rights agreement unless such rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares.

“REIT Expenses” means (i) costs and expenses relating to the continuity of existence of the General Partner and any Person (other than the Partnership) in which the General Partner owns an equity interest, to the extent not prohibited by Section 7.4 (which Persons shall, for purposes of this definition, be included within the definition of “General Partner”), including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the General Partner as a result of the General Partner’s failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the General Partner, (ii) costs and expenses relating to any offer or registration of securities by the General Partner (the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business; provided, however, that any of the foregoing expenses that are determined by the General Partner to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated as reimbursable expenses under Section 7.3.2 hereof rather than as “REIT Expenses.”

“REIT Partner” means (a) a Partner, including the General Partner, that is a REIT, (b) any qualified REIT subsidiary (as defined in Code Section 856(i)(2)) of any Partner that is a REIT and (c) any Partner that is a qualified REIT subsidiary (as defined in Code Section 856(i)(2)) of a REIT.

“REIT Payment” has the meaning set forth in Section 15.12.

“REIT Requirements” means the requirements for qualification as a REIT under the Code and Regulations, including the distribution requirements contained in Section 857(a) of the Code.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(b)).

“Restricted Common Units” has the meaning set forth in Section 4.6.2.

“Rights” has the meaning set forth in the definition of “Common Shares Amount.”

“SARs” means stock or Unit appreciation rights, whether payable in cash or stock (or Units), including SARs payable in cash, stock or Units at the election of the recipient.

“SEC” means the Securities and Exchange Commission, or any successor agency thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, each as may be amended from time to time and any successor statute.

“Senior Units” has the meaning set forth in Section 4.3.1.

“Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services, including the Advisory Agreement.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that a Specified Redemption Date, as well as the closing of a Redemption or an acquisition of Tendered Units by a REIT Partner pursuant to Section 8.5.4 hereof on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) compliance with the Securities Act or other laws (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or (ii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Stock Incentive Plan” means any plan, contract, authorization or arrangement, whether or not set forth in any formal documents, pursuant to which the following may be received: cash, stock or Units, restricted stock or Units, phantom stock or Units, stock or Unit options, SARs, stock or Unit options in tandem with SARs, warrants, convertible securities, performance units and performance shares, and similar instruments, hereafter adopted by the Partnership or the General Partner.

“Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Taxable REIT Subsidiary” has the meaning set forth in Section 856(l) of the Code.

“Tax Items” has the meaning set forth in Section 6.4.1.

“Tenant List” has the meaning set forth in Section 3.4.1.

“Tendered Units” has the meaning set forth in Section 8.5.

“Tendering Party” has the meaning set forth in Section 8.5.

“Terminating Capital Transaction” means any sale or other disposition of all or all but a de minimis amount of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or all but a de minimis amount of the assets of the Partnership; except that sales or other dispositions of assets to a Subsidiary will not be deemed a Terminating Capital Transaction.

“Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that except as otherwise provided in Section 11, when the term is used in Section 11 hereof, “Transfer” does not include (a) any Redemption of Partnership Units by the Partnership, or

acquisition of Tendered Units by a REIT Partner, pursuant to Section 8.5 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Transfer Agent” means, for any class of Partnership Interests, the transfer agent engaged by the Partnership, or if none is so engaged, the Partnership.

“Unitholder” means the General Partner or any Holder of Partnership Units.

“Value” means, on any date of determination with respect to a Common Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.6.1(d) hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option (or other similar incentive exercisable by the recipient) under any Stock Incentive Plan shall be substituted for such average of daily Market Prices for purposes of Section 4.6 hereof. For purposes of Section 8.5, the “date of determination” shall be the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. In the event that the Common Shares Amount includes Rights (as defined in the definition of “Common Shares Amount”) that a holder of Common Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith. “Value” means, on any date of determination with respect to a Common Unit, the Value of a Common Share multiplied by the Common Unit Redemption Factor.

“Voting Direction Provision” has the meaning set forth in Section 7.1.1(f).

2.	ORGANIZATIONAL MATTERS.

2.1      Organization.    The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.2      Name.    The name of the Partnership is “Pacific Office Properties, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

2.3      Registered Office and Agent; Principal Office.    The address of the registered office of the Partnership in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

2.4	Power of Attorney.

2.4.1     Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(a)

execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Section 11, Section 12 or Section 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(b)

execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14 hereof or as may be otherwise expressly provided for in this Agreement.

2.4.2     The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any

Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.5       Term.    Pursuant to Section 17-201 of the Act, the term of the Partnership commenced on January __, 2007 and shall continue until the Partnership is dissolved pursuant to the provisions of Section 13 hereof or as otherwise provided by law.

3.	PURPOSE.

3.1      Purpose and Business.    The purpose and nature of the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT and avoid the imposition of federal income and excise taxes on the General Partner, unless the General Partner ceases to qualify, or is not qualified, as a REIT for any reason or reasons; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. Nothing in this Section 3.1 shall prevent the General Partner from terminating its status as a REIT under the Code at any time (following which the proviso contained in clause of (i) above shall no longer be applicable).

3.2      Powers.    The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, directly or through its ownership interest in other Persons, the power to (i) enter into, perform and carry out contracts of any kind, (ii) borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, (iii) acquire, own, manage, improve and develop real property, and (iv) lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code,(iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership; or (iv) could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by the General Partner pursuant to any of our agreements or applicable laws and regulations.

3.3      Partnership Only for Partnership Purposes.    This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the provisions of this Agreement and the Act.

3.4	Representations and Warranties by the Parties.

3.4.1     Each Additional Limited Partner and Substituted Limited Partner that is an individual, as a condition to becoming a Limited Partner, shall, by executing this Agreement or a counterpart thereof, represent and warrant to the Partnership and each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) subject to the last sentence of this Section 3.4.1, such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iii) such Partner does not own, directly or indirectly, (a) nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total value of shares of all classes of stock, of any corporation that is a tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company of which the General Partner or any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the then current tenant list to be maintained by the General Partner (the “Tenant List”) or (b) an interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture, or limited liability company of which the General Partner or any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (ii) would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (x) hereby agrees that it is subject to the withholding provisions of the Code applicable to a “foreign person” or “foreign partner,” as applicable, and hereby authorizes the General Partner to withhold any and all amounts it is required to withhold pursuant to the Code with respect to such “foreign person” or “foreign partner,” as applicable, and (y) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all forms reasonably determined to be required by the General Partner in connection therewith.

3.4.2     Each Additional Limited Partner and Substituted Limited Partner that is not an individual, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively, shall, by executing this Agreement or a counterpart thereof, represent and warrant to the Partnership and each other Partner(s) that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, articles, charter, bylaws or similar organizational document, as the case may be, any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) subject to the last sentence of this Section 3.4.2, such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) except as otherwise disclosed by the Partner in writing to the Partnership, nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total value of shares of all classes of stock, of any corporation that is a tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company of which the General Partner, any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List or (b) except as otherwise identified by the Partner in writing to the Partnership, an interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company for which the General Partner, any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List and (vi) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (iii) would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (x) hereby agrees that it is subject to the withholding provisions of the Code applicable to a “foreign person” or “foreign partner,” as applicable, and hereby authorizes the General Partner to withhold any and all amounts it is required to withhold pursuant to the Code with respect to such “foreign person” or “foreign partner,” as applicable, and (y) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all forms reasonably determined to be required by the General Partner in connection therewith.

3.4.3     Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming a Limited Partner) represents, warrants and agrees that it has acquired its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

3.4.4     The representations and warranties contained in Sections 3.4.1, 3.4.2 and 3.4.3 hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

3.4.5     Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming a Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by the Partnership, any Partner or any employee or representative or Affiliate of any Partner to such Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

4.	CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS.

4.1      Capital Accounts.    A separate capital account shall be maintained for each Partner in accordance with the provisions of Regulations Section 1.704-1. No Partner shall be entitled to receive interest on its Capital Account or any portion thereof. Subject to Section 6 below, each Partner’s Capital Account shall be equal to:

(i)      The amount of cash or the Gross Asset Value of property contributed by such Partner to the Partnership (net of liabilities encumbering the contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code); plus

(ii)      The amount of any Profits or other items of taxable income or gain, or tax exempt income or gain, and items in the nature of income or gain allocated to the Partner pursuant to Section 6; less

(iii)      The amount of any Losses and items in the nature of Loss or deduction allocated to the Partner pursuant to Section 6; and less

(iv)      All distributions of cash of other property distributed to the Partner.

4.2      General Partnership Interests.    At or about the Effective Time, the General Partner shall make a Capital Contribution to the Partnership in exchange for Partnership Units as contemplated by the Master Agreement.

4.3	Class A Convertible Preferred Units.

4.3.1      Rank.    The Class A Convertible Preferred Units shall rank in a Liquidating Event (a) prior to the Common Units; (b) prior to any class or series of Junior Units hereafter created; (c) pari passu with any class or series of Partnership Units of the Partnership currently existing or hereafter created specifically ranking on parity with the Class A Convertible Preferred Units (collectively, “Pari Passu Units”), and (d) junior to any class or series of Partnership Units of the Partnership hereafter created specifically ranking senior to the Class A Convertible Preferred Units (collectively, “Senior Units”). The Class A Convertible Preferred Units shall rank pari passu with the Common Units with respect to distributions as set forth in Section 4.3.2 below.

4.3.2      Cumulative Distributions.    Upon the payment of any distribution to the holders of any Junior Units or Common Units (but subject to the rights of any applicable Senior Units), each Class A Convertible Preferred Unit shall be entitled to distributions at an annual rate of (a) 1.0% of the Class A Convertible Preferred Unit Liquidation Preference Amount per annum from the date of issuance of such Class A Convertible Preferred Unit (adjusted for any stock split, stock dividend or distribution, reclassification, reorganization, consolidation or similar change or event) up to (but not including) January         , 2008, (b) 2.0% of the Class A Convertible Preferred Unit Liquidation Preference Amount per annum from January         , 2008 (adjusted for any stock split, stock dividend or distribution, reclassification, reorganization, consolidation or similar change or event) up to (but not including) January     , 2009, (c) 3.0% of the Class A Convertible Preferred Unit Liquidation Preference Amount per annum from January         , 2009 (adjusted for any stock split, stock dividend or distribution, reclassification, reorganization, consolidation or similar change or event) up to (but not including) the third anniversary of such date of issuance, and (d) 4.0% of the Class A Convertible Preferred Unit Liquidation Preference Amount per annum from and after January         , 2010 (adjusted for any stock split, stock dividend or distribution, reclassification, reorganization, consolidation or similar change or event) (collectively, the “Class A Preferred Distributions”). Such distributions shall accumulate (accrue) from day to day, and shall be paid in cash on each anniversary of the date of issuance of such Class A Convertible Preferred Unit. All Class A Preferred Distributions under this Section 4.3.2 shall be cumulative so that if such Distributions in respect of any distribution period shall not have been paid on or declared and set apart for all Class A Convertible Preferred Units at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such Class A Convertible Preferred Units before the Partnership makes any distribution (as hereinafter defined) to the holders of any other Partnership Units (other than Senior Units and other than Pari Passu Units (provided Class A Preferred Distributions shall be paid simultaneously with distributions to Pari Passu Units pro rata in accordance with their aggregate accumulated and unpaid distributions)).

4.3.3      Liquidation Preference.    Subject to the rights of any applicable Senior Units, in the event of (i) a Liquidating Event, or (ii) the merger, consolidation, reorganization or other combination of the Partnership with or into another entity (any such event, an “Optional Liquidation Preference Event”), the holders of Class A Convertible Preferred Units shall be entitled to receive, out of the assets of the Partnership, an amount per Class A Convertible Preferred Unit equal to the Class A Convertible Preferred Unit Liquidation Preference Amount plus all accumulated or declared but unpaid Class A Preferred Distributions, before any payment shall be made or any assets distributed to the holders of Common Units or Junior Units but following any payment to be made or any assets to be distributed to any Senior Units and concurrent with any Pari Passu Units. With respect to an Optional Liquidation Preference Event, each holder of Class A Convertible Preferred Units will have the option, in such holder’s sole discretion, to exercise its right to receive the Class A Preferred Liquidation Preference plus all declared but unpaid Class A Preferred Distributions by delivering written notice to the Partnership of such election. If, in the event of a Liquidating Event or an Optional Liquidation Preference Event, the assets of the Partnership are insufficient to pay the total aggregate Class A Convertible Preferred Unit Liquidation Preference Amount plus any accumulated and declared and unpaid Class A Preferred Distributions (in the case of an Optional Liquidation Preference Event, to those electing holders) and aggregate amounts, if any, to which the Pari Passu Units would be entitled upon such Liquidating Event, the holders of such Class A Convertible Preferred Units shall share pro rata with all Pari Passu Units outstanding in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled (i.e., the amount to be distributed to the holders of the Class A Convertible Preferred Units shall be equal to the product of (i) the amount available for distribution, multiplied by (ii) a fraction, the numerator of which is the aggregate Class A Convertible Preferred Unit Liquidation Preference Amount plus any accumulated and declared and unpaid Class A Preferred Distributions (in the case of an Optional Liquidation Preference Event, the aggregate Class A Convertible Preferred Unit Liquidation Preference Amount plus any accumulated and declared and unpaid Class A Preferred Distributions of the electing holders) and the denominator of which is the sum of the aggregate Class A Convertible Preferred Unit Liquidation Preference Amounts plus any accumulated and declared and unpaid Class A Preferred Distributions (in the case of an Optional Liquidation Preference Event, the aggregate Class A Convertible Preferred Unit Liquidation Preference Amount of the electing holders plus any accumulated and declared and unpaid Class A Preferred Distributions) and the aggregate amounts, if any, to which the Pari Passu Units would be entitled upon such Liquidating Event). All amounts distributed to any holder of Class A Convertible Preferred Units shall be in cash to the extent cash is available, unless otherwise previously consented to in writing by such holder.

4.3.4      Optional Conversion.    Commencing on the Class A Unlock Date, each Class A Convertible Preferred Unit shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Common Units equal to the Class A Convertible Preferred Unit Conversion Factor.

4.3.5      Mandatory Conversion.    Commencing on the fourth anniversary of the issuance of the Class A Convertible Preferred Units, in the event that (i) the product of (a) the Common Unit Redemption Factor multiplied by (b) the Market Price of the Common Shares is greater than (ii) one hundred twenty-five percent (125%) of the Class A Conversion Price during twenty (20) days out of any thirty (30) consecutive trading days then the Partnership may require any holder of Class A Convertible Preferred Units to convert each of his, her or its Class A

Convertible Preferred Units into such number of fully paid and nonassessable Common Units equal to the Class A Convertible Preferred Unit Conversion Factor.

4.3.6      No Fractional Units.    No fractional Common Units shall be issued upon conversion of the Class A Convertible Preferred Unit. In lieu of any fractional shares to which the holder would otherwise be entitled, the Partnership shall pay cash equal to such fraction multiplied by the Class A Conversion Price. Whether or not fractional Common Units would be issuable upon such conversion shall be determined on the basis of the total number of Class A Convertible Preferred Units the holder is at the time converting into Common Units and the aggregate number of Common Units issuable upon such conversion.

4.3.7      Notice of Conversion (Optional).    In order for a holder of Class A Convertible Preferred Units to voluntarily convert shares of Class A Convertible Preferred Units into Common Units, such holder shall deliver to the Partnership’s Transfer Agent written notice (“Notice of Conversion”) that such holder elects to convert all or any number of the shares of the Class A Convertible Preferred Units represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. A Notice of Conversion shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Common Units to be issued. The close of business on the date of receipt by the Transfer Agent of such Notice of Conversion shall be the time of conversion (the “Conversion Time”), and the Common Units issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. As soon as reasonably practicable following the Conversion Time and in any event within three business days following the Conversion Time, the holder of Class A Convertible Preferred Units shall surrender the certificate or certificates for such shares of Class A Convertible Preferred Units (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Partnership to indemnify the Partnership against any claim that may be made against the Partnership on account of the alleged loss, theft or destruction of such certificate), at the office of the Transfer Agent. If required by the Partnership, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or written instruments of transfer, in form satisfactory to the Partnership, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The Partnership shall, as soon as practicable after the Conversion Time, and in no event later than the third business day following the Conversion Time, issue and deliver or cause its Transfer Agent to issue and deliver to such holder of Class A Convertible Preferred Units, or to such holder’s nominees, a certificate or certificates for the number of full Common Units issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the Class A Convertible Preferred Units represented by the surrendered certificate that were not converted into Common Units, and cash as provided in Section 4.3.6 above in lieu of any fraction of a Common Unit otherwise issuable upon such conversion and payment of any accumulated or declared but unpaid distributions on the Class A Convertible Preferred Units converted.

4.3.8      Notice of Conversion (Mandatory).    In the event the Partnership exercises its right under Section 4.3.5 to require any holder of Class A Convertible Preferred Units to convert each of his, her or its Class A Convertible Preferred Units into Common Units, then the Partnership may provide by notice to such Limited Partner that the Partnership has elected to exercise its rights under Section 4.3.5 and may treat such Limited Partner as a party who has delivered a Notice of Conversion pursuant to Section 4.3.7 above. Such notice given by the Partnership to a Limited Partner pursuant to this Section 4.3.8 shall be treated as if it were a Notice of Conversion delivered to the General Partner by such Limited Partner. For purposes of this Section 4.3.8, other than with respect to the delivery of the Notice of Conversion (which is dealt with in the preceding two sentences), the provisions of Section 4.3.7 shall apply, mutatis mutandis, with the “Conversion Time” being the date that the Partnership issues a Notice of Conversion.

4.4	Issuances of Additional Partnership Interests.

4.4.1      General.    The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, (iii) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership, (iv) in connection with any acquisition of real property or other assets and (v) that are Senior Units, Pari Passu Units or Junior Units. Subject to the Act, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in this Agreement or a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests.

4.4.2      Issuances to the General Partner.    No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) (a) the additional Partnership Units are (x) Common Units issued in connection with an issuance of Common Shares, or (y) Partnership Units (other than Common Units) issued in connection with an issuance, conversion or exercise of Preferred Shares, Other Securities or other interests in the General Partner (other than Common Shares), which Preferred

Shares, Other Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner, and (b) the General Partner contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, Other Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.5.2 or Section 4.6.

4.4.3      No Preemptive Rights.    No Person, including any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

4.5	Additional Funds and Capital Contributions.

4.5.1      General.    The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5 without the approval of any Limited Partners.

4.5.2      Additional Capital Contributions.    The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.3 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted appropriately to reflect the issuance of such additional Partnership Units.

4.5.3       Loans by Third Parties.    The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest, or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees in writing prior thereto).

4.5.4      General Partner Loans.    The General Partner may provide Additional Funds by causing the Partnership to incur Debt to the General Partner (each, a “General Partner Loan”) if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are lent to the Partnership to provide such Additional Funds, or

(ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest, or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees in writing prior thereto).

4.5.5      Issuance of Securities by the General Partner.

(a)

The General Partner shall contribute the cash proceeds or other consideration received from any issuances from and after the date hereof of Common Shares, Preferred Shares, Junior Shares or Other Securities, as the case may be, and from the exercise of the rights contained in any such additional Other Securities, to the Partnership in exchange for (x) in the case of an issuance of Common Shares, Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or Other Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or Other Securities.

(b)

The General Partner shall not issue any additional Common Shares, Preferred Shares, Junior Shares or Other Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares, Junior Shares or Other Securities, as the case may be, and from the exercise of the rights contained in any such additional Other Securities, to the Partnership in exchange for (x) in the case of an issuance of Common Shares, Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or Other Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or Other Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue Common Shares, Preferred Shares, Junior Shares or Other Securities (a) pursuant to Section 4.6 or Section 8.5.4 hereof, (b) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares, Junior Shares or Other Securities to all of the holders of Common Shares, Preferred Shares, Junior Shares or Other Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into Common Shares, (e) upon a conversion, redemption, exchange or exercise of Other Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the General Partner if the General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional Common Shares, Preferred Shares, Junior Shares or Other Securities by the General Partner, the Partnership shall pay the General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that payment of some or all of such expenses may be made by the General Partner on behalf of the Partnership out of the gross proceeds of such issuance prior to the contribution of such proceeds by the General Partner).

4.6	Stock Incentive Plans.

4.6.1      Options Granted to Partnership Employees and Independent Directors.    If at any time or from time to time, in connection with a Stock Incentive Plan, a stock option (or other similar incentive exercisable by the recipient) granted to a Partnership Employee or an Independent Director is duly exercised:

(a)

the General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option (or other similar incentive exercisable by the recipient);

(b)

on the date that the General Partner makes a capital contribution pursuant to Section 4.6.1(a) hereof, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Common Units), an amount equal to the Value of a Common Share as of the date of exercise multiplied by the number of Common Shares then being issued in connection with the exercise of such stock option (or other similar incentive exercisable by the recipient); and

(c)	An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.6.1(b) hereof.

(d)

For purposes of this Section 4.6, in determining the Value of a Common Share, only the trading date immediately preceding the exercise of the relevant stock option (or other similar incentive exercisable by the recipient) under the Stock Incentive Plan shall be considered.

4.6.2      Restricted Units.    In accordance with Section 4.5.5, to the extent the General Partner issues shares of restricted common stock or restricted stock units pursuant to a Stock Incentive Plan, the Partnership shall issue to the General Partner an equal number of Common Units that are subject to a similar vesting schedule, forfeiture provisions and other terms and conditions that correspond to those of the restricted common stock (“Restricted Common Units”). The terms of such Restricted Common Units shall comply in all respects with the elective safe harbor provided in proposed Regulations Section 1.83-3(l) and the proposed revenue procedure issued as part of IRS Notice 2005-43, as each of the same may be revised and finalized; provided, however, that such Restricted Common Units are issued after the adoption of such Regulation and revenue procedure as final. The Partnership is authorized and directed to elect such safe harbor, and the Partnership and each of its partners (including the General Partner, as holder of such Restricted Common Units, and any other holder of Partnership Units transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Restricted Common Units (or other Partnership Units transferred in connection with the performance of services) while this election remains effective; provided, however, that such Restricted Common Units are issued after the adoption of such Regulation and revenue procedure as final.

4.6.3      Future Stock Incentive Plans.    Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. In the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.6 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.

4.7      No Interest; No Return.    No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

4.8      Other Contribution Provisions.    In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

4.9      Not Publicly Traded.    The General Partner, on behalf of the Partnership, shall use commercially reasonable efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Section 7704(b) of the Code.

5.	DISTRIBUTIONS.

5.1	Requirement and Characterization of Distributions.

5.1.1      General.    Without limitation of any rights of accumulation of any Partnership Unit, the General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution for such quarter or shorter period with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Except as otherwise expressly provided for herein in Section 4.3.2 or otherwise, no Partnership Unit shall be entitled to a distribution in preference to any other Partnership Unit. For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners such that the General Partner will receive amounts sufficient to enable the General Partner to pay shareholder dividends that will (1) satisfy the REIT Requirements and (2) avoid any federal income or excise tax liability for the General Partner.

5.1.2       Method.    After payment to the General Partner of any amount necessary to enable the General Partner to pay REIT Expenses, when, as and if declared by the General Partner, the Partnership shall make distributions to the Partners:

(i)

first, to Holders of any Partnership Interests that are entitled to any preference in distribution (and within each such class of Partnership Interests, pro rata among the Holders thereof in proportion to each Holder’s respective ownership interest of such class of Partnership Interest) in the respective amount of such preferences; and

(ii)

second, to Holders of any Partnership Interests that are not entitled to any preference in distribution (including Class A Convertible Preferred Units, Common Units and Junior Units), in accordance with the rights of such class of Partnership Interests (pro rata to each such Holder in accordance with the ratio that (a) the amount to be distributed to such Holder pursuant to this Section bears to (b) the aggregate amount to be distributed to all such Holders pursuant to this Section).

5.1.3     When, as and if declared by the General Partner, the Partnership shall make distributions to the General Partner in any amount necessary to enable the General Partner to pay REIT Expenses, and thereafter (i) first, with respect to any Class A Convertible Preferred Units or Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Interests (and, within such class(es), pro rata in proportion to the respective rights to preference in distributions on such Partnership Record Date), and (ii) second, with respect to any Partnership Interests that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date). Each holder of Class A Convertible Preferred Units or other Partnership Interests that are entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).

5.2      Distributions in Kind.    No Unitholder shall have the right to demand any property other than cash in respect of any distribution. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and such assets shall be distributed in such a fashion as to ensure that the fair market value of such assets is distributed and allocated in accordance with Sections 5, 6 and 10 hereof.

5.3      Amounts Withheld.    All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.

5.4      Distributions Upon Liquidation.    Notwithstanding the other provisions of this Section 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

5.5      Distributions to Reflect Issuance of Additional Partnership Units.    Subject to Section 14.2.4, in the event that the Partnership issues additional Partnership Units pursuant to the provisions of Section 4 hereof, the General Partner is hereby authorized to make such revisions to this Section 5 as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including making preferential distributions to certain classes of Partnership Units.

5.6      Restricted Distributions.    Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

6.	ALLOCATIONS.

6.1      Timing and Amount of Allocations of Income and Loss.    Income and Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Section 6, an allocation to a Unitholder of a share of Income or Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Income or Loss.

6.2      General Allocations.

6.2.1      In General.    Subject to the terms of any Partnership Unit Designation and Sections 4.6.2 and 11.6.2 and except as otherwise provided in this Section 6, Income shall be allocated to and among the Partners as follows:

(a)	first, to and among those Partners with Adjusted Capital Account Deficit balances, pro rata in proportion to, and to the extent of, such deficit balances;

(b)

second, to Holders of Senior Units, pro rata in proportion to their respective preference amounts relative to the preference amounts of all Holders of Senior Units, until each Senior Unit Holder has been allocated cumulative Income pursuant to this Section 6.2.1(b) equal to the aggregate amount of Loss that was previously allocated to such Senior Unit Holder pursuant to Section 6.2.2(d);

(c)

third, to Holders of Class A Convertible Preferred Units and Pari Passu Units, pro rata in proportion to (i) in the case of Class A Convertible Preferred Unit Holders, their respective Class A Convertible Preferred Unit Liquidation Preference Amounts relative to the Class A Convertible Preferred Unit Liquidation Preference Amounts of all Holders of Class A Convertible Preferred Units, and (ii) in the case of Pari Passu Unit Holders, their respective liquidation preference amounts relative to the liquidation preference amounts applicable to all Holders of Pari Passu Units, until each Class A Convertible Preferred Unit Holder and Pari Passu Unit Holder has been allocated cumulative Income pursuant to this Section 6.2.1(c) equal to the aggregate amount of Loss that was previously allocated to such Class A Convertible Preferred Unit Holder or Pari Passu Unit Holder pursuant to Section 6.2.2(c);

(d)

fourth, to Holders of Common Units, pro rata in proportion to their respective Percentage Interests, until each Common Unit Holder has been allocated cumulative Income pursuant to this Section 6.2.1(d) equal to the aggregate amount of Loss previously allocated to such Common Unit Holder pursuant to Section 6.2.2(b);

(e)

fifth, to Holders of Junior Units, pro rata in proportion to the number of Junior Units held relative to the total number of Junior Units outstanding, until each Junior Unit Holder has been allocated cumulative Income pursuant to this Section 6.2.1(e) equal to the aggregate amount of Loss previously allocated to such Junior Unit Holder pursuant to Section 6.2.2(a);

(f)

sixth, to Holders of any class of Partnership Interests that are entitled to any preference to distributions (for example, Senior Units, and within each such class of Partnership Interest, pro rata among the Holders thereof in proportion to each Holder’s respective ownership interest of such class of Partnership Interest) in the respective amount of such preferences;

(g)

seventh, to Holders of any Partnership Interests that are not entitled to any preference to distributions (including Class A Convertible Preferred Units, Pari Passu Units, Common Units and Junior Units), in an amount equal to the amount of distributions to which such Holders are entitled pursuant to Section 5.1.2(ii); and

(h)

thereafter, to Holders of Common Units and Holders of Junior Units, pro rata among both classes of Units in proportion to the relative Partnership Interest held by each such Class, and, within each class, (i) in the case of Holders of Common Units, pro rata in proportion to their respective

Percentage Interests, and (ii) in the case of Holders of Junior Units, pro rata in proportion to the number of Junior Units held by each such Junior Unit Holder relative to the total number of Junior Units held by all Junior Unit Holders.

6.2.2      Loss.    Except as otherwise provided in this Section 6, Loss shall be allocated to and among the Partners as follows:

(a)

first, to Holders of Junior Units, pro rata in proportion to the number of Junior Units held by each such Junior Unit Holder relative to the total number of Junior Units held by all Junior Unit Holders, until the Adjusted Capital Account balance of each such Junior Unit Holder (excluding any portion of such Adjusted Capital Account balance attributable to any other class of Units that may be held by such Junior Unit Holder) has been reduced to zero ($0);

(b)

second, to Holders of Common Units, pro rata in proportion to their respective Percentage Interests, until the Adjusted Capital Account balance of each such Common Unit Holder (excluding any portion of such Adjusted Capital Account balance attributable to any other class of Units that may be held by such Common Unit Holder) has been reduced to zero ($0);

(c)

third, to Holders of Class A Convertible Preferred Units and Pari Passu Units, pro rata in proportion to (i) in the case of Class A Convertible Preferred Unit Holders, their respective Class A Convertible Preferred Unit Liquidation Preference Amounts relative to the Class A Convertible Preferred Unit Liquidation Preference Amounts of all Holders of Class A Convertible Preferred Units, and (ii) in the case of Pari Passu Unit Holders, their respective liquidation preference amounts relative to the liquidation preference amounts applicable to all Holders of Pari Passu Units, until the Adjusted Capital Account balance of each Class A Convertible Preferred Unit Holder and each Pari Passu Unit Holder (excluding any portion of such Adjusted Capital Account balance attributable to any other class of Units that may be held by such Class A Convertible Preferred Unit Holder or such Pari Passu Unit Holder) has been reduced to zero ($0);

(d)

fourth, to Holders of Senior Units, pro rata in proportion to the number of Senior Units held by each such Senior Unit Holder relative to the total number of Senior Units held by all Senior Unit Holders, until the Adjusted Capital Account balance of each such Senior Unit Holder (excluding any portion of such Adjusted Capital Account balance attributable to any other class of Units that may be held by such Senior Unit Holder) has been reduced to zero ($0); and

(e)	thereafter, to Holders of Common Units and Holders of Junior Units, pro rata among both classes of Units in proportion to the relative Partnership

Interest held by each such Class, and, within each class, (i) in the case of Holders of Common Units, pro rata in proportion to their respective Percentage Interests, and (ii) in the case of Holders of Junior Units, pro rata in proportion to the number of Junior Units held by each such Junior Unit Holder relative to the total number of Junior Units held by all Junior Unit Holders.

6.2.3      Allocations to Reflect Issuance of Additional Partnership Units.    In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Section 4 hereof, the General Partner is hereby authorized to make such revisions to this Section 6.2 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including making preferential allocations to certain classes of Partnership Units.

6.3      Additional Allocation Provisions.    Notwithstanding the foregoing provisions of this Section 6:

6.3.1      Regulatory Allocations.

  (i)          Minimum Gain Chargeback.    Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder of Partnership Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.1(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

  (ii)          Partner Nonrecourse Debt Minimum Gain Chargeback.    Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.1(i) hereof, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder of Partnership Units who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.1(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

  (iii)          Nonrecourse Deductions and Partner Nonrecourse Deductions.    Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Units in accordance with their Partnership Units. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

  (iv)          Qualified Income Offset.    If any Holder of Partnership Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.1(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 6 have been tentatively made as if this Section 6.3.1(iv) were not in the Agreement. It is intended that this Section 6.3.1(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

  (v)          Gross Income Allocation.    In the event that any Holder of Partnership Units has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.1(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Section 6 have been tentatively made as if this Section 6.3.1(v) were not in the Agreement.

  (vi)          Limitation on Allocation of Loss.    To the extent that any allocation of Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Units, such allocation of Loss shall be reallocated among the other Holders of Partnership Units in accordance with their respective Partnership Units, subject to the limitations of this Section 6.3.1(vi).

  (vii)          Section 754 Adjustment.    To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the applicable Holders in accordance with the aforesaid Regulations.

  (viii)        Curative Allocations.    The allocations set forth in Sections 6.3.1(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

6.3.2      Special Allocations Upon Liquidation.    Notwithstanding any provision in this Section 6 to the contrary, Income or Loss realized in connection with a Terminating Capital Transaction or for any period thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated among the Partners as required so as to cause liquidating distributions pursuant to Section 13.2.1 hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 hereof.

6.3.3      Allocation of Excess Nonrecourse Liabilities.    The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3)(b). The Partnership shall allocate “excess nonrecourse liabilities” of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s interest in Partnership profits shall be equal to such Holder’s share of Partnership Units.

6.4	Tax Allocations.

6.4.1      In General.    Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Common Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

6.4.2      Allocations Respecting Section 704(c) Revaluations.    Notwithstanding Section 6.4.1 hereof, Tax Items with respect to Property whose Gross Asset

Value varies from its adjusted tax basis in the hands of the Partnership shall be allocated among the Holders of Partnership Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the traditional method as described in Regulations Section 1.704-3.

7.	MANAGEMENT AND OPERATIONS OF BUSINESS.

7.1	Management.

7.1.1     Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(a)

the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner desires to maintain or restore its status as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions sufficient to permit the General Partner to maintain or restore REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(b)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(c)

the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or, subject to Section 8.6, the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(d)

the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(e)

the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including any Contributed Property, or other asset of the Partnership or any Subsidiary, whether pursuant to a Services Agreement or otherwise;

(f)

the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, the Advisor’s other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets; provided, however, that the Advisory Agreement must contain a provision (the “Voting Direction Provision”) that requires the Advisor to vote the shares of Proportionate Voting Preferred Stock in proportion to the votes (the “LP Direction Votes”) that the Advisor receives from the holders of Partnership Units (other than the General Partner), that are issued pursuant to the Master Agreement or pursuant to any option delivered pursuant thereto or in connection with the consummation of the transactions contemplated thereby. The Advisor shall not cast any votes with respect to the share of Proportionate Voting Preferred Stock unless it receives LP Direction Votes with respect thereto.

(g)

the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(h)

the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, including (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder;

(i)

the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

(j)

the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(k)

the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including the contribution of Property or contribution or loan of funds by the Partnership to such Persons);

(l)

except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such method of valuation as it may reasonably adopt as long as such method is otherwise consistent with the requirements of this Agreement;

(m)	the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(n)

the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(o)

the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(p)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(q)

the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(r)

the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Section 4 hereof;

(s)

the selection and dismissal of Partnership Employees (including employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such Partnership Employee the authority to conduct the business of the Partnership in accordance with the terms of this Agreement; and

(t)	an election to dissolve the Partnership pursuant to Section 13.1.2 hereof.

7.1.2     Except as provided in Section 14.2 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

7.1.3     At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

7.1.4     In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

7.1.5     The General Partner may not take any action in contravention of this Agreement, including, without limitation:

(a)	taking any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(b)	possessing Property, or assigning any rights in specific Property, for other than a Partnership purpose except as otherwise provided in this Agreement, including Section 7.9;

(c)	admitting a Person as a Partner, except as otherwise provided in this Agreement;

(d)	performing any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as otherwise provided in this Agreement or under the Act; or

(e)

entering into any contract, mortgage, loan or other agreement that prohibits or restricts the ability of (a) the General Partner or the Partnership from satisfying its obligations under Section 8.5 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.5 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner adversely affected by the prohibition or restriction.

7.2      Certificate of Limited Partnership.    To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

7.3	Reimbursement of the General Partner.

7.3.1     The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in this Agreement (including the provisions of Sections 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

7.3.2     The Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended and all expenses incurred in connection with the Partnership’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including payments under compensation plans of the General Partner that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of Common Shares, (iii) director fees and expenses, (iv) all amounts due under a Services Agreement and (v) all costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other distributions to its shareholders. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.6 hereof. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership.

7.3.3     Reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.3 shall be treated for federal income tax purposes as non-income reimbursements and not as “guaranteed payments” within the meaning of Code Section 707(c) or other form or gross income. If and to the extent that any reimbursement made pursuant to this Section 7.3 cannot be so characterized, it shall be treated as a distribution to the General Partner pursuant to Section 5.1.2.

7.4      Outside Activities of the General Partner.    The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) the operation of the General Partner as a reporting company under the Exchange Act, (d) the General Partner’s operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, (g) any of the foregoing activities as they relate to a Subsidiary of the Partnership or of the General Partner and (h) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. Except as otherwise provided herein, the General Partner shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than interests in the Partnership or Subsidiaries of the Partnership or the General Partner, and other than such cash and cash equivalents, bank accounts or similar instruments or accounts as the General Partner deems reasonably necessary, taking into account Section 7.1.4 hereof and the requirements necessary for the General Partner to carry out its responsibilities contemplated under this Agreement and the Articles of Incorporation and to qualify as a REIT.

7.5	Contracts with Affiliates.

7.5.1     The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

7.5.2     Except as provided in Section 7.4 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

7.5.3     Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are contemplated by the Master Agreement or are determined by the General Partner in good faith to be fair and reasonable.

7.5.4     The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.

7.5.5     Subject to the proviso contained Section 7.1.1(f), the General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

7.6	Indemnification.

7.6.1     To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for the act or omission of the Indemnitee material to the matter giving rise to the proceeding which was committed in bad faith or was the result of active and deliberate dishonesty; (ii) for any transaction for which such Indemnitee received an improper personal benefit (in money, property or services) in violation or breach of any provision of this Agreement; or (iii) in the case of a criminal proceeding, for an unlawful act or omission by the Indemnitee for which the Indemnitee had reasonable cause to believe was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the

General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.6.1 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6.1.

The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6.1 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.6.

7.6.2     To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.6.1 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

7.6.3     The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

7.6.4     The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

7.6.5     Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.6, unless such liabilities arise as a result of (i) the act or omission of the Indemnitee material to the matter giving rise to the proceeding which was committed in bad faith or was the result of active and deliberate dishonesty; (ii) any transaction for which such Indemnitee received an improper personal benefit (in money, property or services) in violation or breach of any provision of this Agreement; or (iii) in the case of a criminal proceeding, an unlawful act or omission by the Indemnitee for which the Indemnitee had reasonable cause to believe was unlawful.

7.6.6     In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

7.6.7     An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

7.6.8      The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.6.9     It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.6 that are not treated for federal income tax purposes as repayments of advances made by the General Partner on behalf of the Partnership shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

7.7	Liability of the General Partner.

7.7.1     Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.

7.7.2     The General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including the tax consequences to Limited Partners, Assignees or the General Partner’s shareholders) in deciding whether to cause the Partnership to take(or decline to take) any actions.

7.7.3     Subject to its obligations and duties as General Partner set forth in Section 7.1.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

7.7.4     To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, to replace such other duties and liabilities of such General Partner.

7.7.5     Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to that Partner’s Partnership Interest. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment(or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

7.7.6     Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and directors’, liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.8	Other Matters Concerning the General Partner.

7.8.1     The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

7.8.2     The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith.

7.8.3     The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

7.8.4     Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, or (iii) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

7.9      Title to Partnership Assets.    Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.10      Reliance by Third Parties.    Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.

Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

8.	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.

8.1      Limitation of Liability.    The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in Section 10.4 or under the Act.

8.2      Management of Business.    No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or representative of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall have any right to take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or representative of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

8.3      Outside Activities of Limited Partners.    Subject to any agreements entered into pursuant to Section 7.5.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.5.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

8.4      No Return of Capital.    Without limitation of the rights of Redemption set forth in Section 8.5 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except upon termination of the Partnership as provided herein. Except to the extent provided in Section 4 or Section 6 hereof, as otherwise expressly provided in this Agreement or in connection with any class of Partnership Units issued pursuant to Section 4.4, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

8.5	Redemption Rights of Qualifying Parties.

8.5.1     On the fifth anniversary of the issuance of the Class A Convertible Preferred Units (but not prior to nor following such date (provided that a Notice of Redemption may be delivered prior to such fifth anniversary)), subject to Section 11.6.3, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of the Class A Convertible Preferred Units held by such Qualifying Party (such Class A Convertible Preferred Units being hereafter referred to as “Tendered Units”) in exchange for either (A) the Cash Amount payable on the Specified Redemption Date, or (B) the number of Common Units equal to the quotient of the Cash Amount divided by the Value of a Common Unit on the Specified Redemption Date. For purposes of this Section 8.5.1, “Cash Amount” means an amount equal to the product of (x) the sum of (i) the Class A Convertible Preferred Unit Liquidation Preference Amount, plus (ii) all accumulated and all declared but unpaid distributions relating to a Class A Convertible Preferred Unit, multiplied by (y) the number of Tendered Units, payable, at the General Partner’s sole and exclusive option, in cash or pursuant to a promissory note maturing five (5) years from the date of issuance and having an interest rate at prevailing market terms (as determined in the sole discretion of the General Partner) and otherwise in a form acceptable to the General Partner.

8.5.2     Subject to Section 11.6.3 and to any applicable restrictions set forth in any agreement, including a contribution agreement, between a Partner and the Partnership relating to any Contributed Interest or Contributed Property, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (also a “Redemption”) all or a portion of the Common Units held by such Qualifying Party (such Common Units also being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount payable on the Specified Redemption Date. For purposes of this Section 8.5.2, “Cash Amount” means an amount in cash equal to the product of (y) the Value of a Common Share, multiplied by (z) such Tendering Party’s Common Shares Amount determined as of the date of receipt by the General Partner of such Tendering Party’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

8.5.3     Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by such Qualifying Party (the “Tendering Party”) when exercising the Redemption right. The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership before the Business Day following the Cut-Off Date. Regardless of the binding or non-binding nature of a pending Redemption, a Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Partnership Record Date for such distribution precedes or coincides with such delivery of the

Notice of Redemption. In the event of a Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds (subject, however, to the Tendering Party’s ability to elect payment via a five (5) year note with respect to a Redemption under Section 8.5.1 above).

8.5.4     Notwithstanding anything to the contrary contained herein, with respect to any proposed Redemption under Section 8.5.2 above (but, for the avoidance of doubt, not with respect to any proposed Redemption under Section 8.5.1 above), on or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Articles of Incorporation, elect to acquire, up to 100% of the Tendered Units from the Tendering Party (the percentage elected to be acquired by the General Partner being referred to as the “Applicable Percentage”) in exchange for the REIT Consideration. It shall be a condition to the General Partner’s ability to deliver the REIT Consideration that any such consideration shall consist of Common Shares which shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. In making such election, the General Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the General Partner so elects, on the Specified Redemption Date the Tendering Party shall sell the Applicable Percentage of the Tendered Units to the General Partner in exchange for the REIT Consideration. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit and any other restrictions and limitations imposed by the Articles of Incorporation on such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary in the view of the General Partner to effect compliance with the Securities Act and the application of the Code. In the event of a purchase of any Tendered Units by the General Partner pursuant to this Section 8.5.4, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 8.5.4, the Partnership shall have no obligation to effect a Redemption of the Tendered Units as to which the notice by the General Partner relates. The REIT Consideration shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable Common Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Articles of Incorporation, the Bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 8.5.4, any Partner nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any Common Shares owned or held by such Person, whether or not such Common Shares are issued pursuant to this Section 8.5.4, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Common Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Common Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 8.5.4 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

8.5.5     Notwithstanding the provisions of Sections 8.5.1 and 8.5.4 hereof, no Tendering Party shall have any rights (including any right to a Redemption pursuant to Section 8.5.1) under this Agreement that would otherwise be prohibited under the Articles of Incorporation with respect to the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.4 hereof would be in violation of this Section 8.5.5, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Common Shares otherwise issuable by the General Partner under Section 8.5.4. hereof and the General Partner shall be required in lieu thereof to pay the Cash Amount.

8.5.6     Notwithstanding the provisions of Section 8.5.4 hereof, the General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Consideration if such exchange would be prohibited under the Articles of Incorporation.

8.5.7     Notwithstanding anything herein to the contrary (but subject to Section 8.5.5 hereof), with respect to any Redemption (or any tender of Partnership Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 8.5.4 hereof) pursuant to this Section 8.5:

(a)

All Partnership Units acquired by the General Partner pursuant to Section 8.5.4 hereof may, at the election of the General Partner, be converted into and deemed to be a General Partner Interest comprised of the same number of Common Units.

(b)

Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Common Units, all of the Common Units held by such Tendering Party.

(c)

Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a twelve-month period, unless otherwise permitted by the General Partner, in its sole and absolute discretion and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(d)

The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 8.5.4 hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(e)

Subject to Section 8.5.1, the Tendering Party shall continue to own all Partnership Units subject to any Redemption, and be treated as a Limited Partner or Holder, as applicable, with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are either paid for by the Partnership pursuant to Section 8.5.1 hereof or transferred to the General Partner and paid for, by the issuance of the Common Shares, pursuant to Section 8.5.4 hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.4 hereof, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the Common Shares issuable in connection with such acquisition.

(f)

All Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire or redeem the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

8.5.8     In connection with an exercise of Redemption rights pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(a)

A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.4 hereof, neither the Tendering Party nor any Related Party will own Common Shares in excess of the Ownership Limit;

(b)

A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional Common Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by a REIT Partner pursuant to Section 8.5.4.B hereof on the Specified Redemption Date; and

(c)

An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.4 hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common

Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5.8 (a) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.4 hereof, neither the Tendering Party nor any Related Party shall own Common Shares in violation of the Ownership Limit.

8.5.9      Partnership Right to Call Limited Partner Interests.    Notwithstanding any other provision of this Agreement, (x) on and after the date on which the aggregate economic interests of the Limited Partners in the assets of the Partnership are less than one percent (1%), or (y) at any time from and after the date hereof that the Partnership determines, in its sole and absolute discretion, that it is reasonably necessary for the General Partner to maintain or restore its status as a REIT or to satisfy the REIT Requirements that the Partnership redeem all or a portion of the Class A Convertible Preferred Units held by any Limited Partner, then, at either such time, the Partnership shall have the right, but not the obligation, from time to time and at any such time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.5 hereof for the amount of Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.5.9. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.5.9 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.5.9, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 8.5.7(b), and 8.5.7(c) hereof shall not apply, but the remainder of Section 8.5 hereof shall apply, mutatis mutandis.

8.6      Mergers.    The General Partner shall not permit the Partnership to be a party to any consolidation, merger, combination or other transaction pursuant to which the Common Units are converted or changed into or exchanged for partnership interests and/or other securities of another operating partnership in an UPREIT or similar structure, in each case without the affirmative vote of both (i) the holders of at least a majority of the Percentage Interests excluding the General Partner’s Interest, voting together as a single class, and (ii) the holders of at least a majority of the Class A Convertible Preferred Units, unless upon consummation of any such consolidation, merger, combination or other transaction, the holders of Common Units shall receive shares of stock or beneficial interest or other equity securities of the parent REIT of such operating partnership with preferences, rights and privileges not materially inferior to the preferences, rights and privileges of Common Shares. This Section 8.6 shall not be amended or modified without the prior consent of the both (i) holders of at least a majority of the Percentage Interests excluding the General Partner’s Interest, and (ii) the holders of at least a majority of the Class A Convertible Preferred Units.

9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS.

9.1	Records and Accounting.

9.1.1     The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

9.1.2     The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with United States generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. The Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

9.2      Fiscal Year.    The Fiscal Year of the Partnership shall be the calendar year unless otherwise determined by the General Partner.

9.3	Reports.

9.3.1     As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Fiscal Year an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

9.3.2     As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

10.	TAX MATTERS.

10.1    Preparation of Tax Returns.    The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time for the purpose of complying with this Section 10.1.

10.2    Tax Elections.    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make or revoke any available election pursuant to the Code, including, but not limited to, the election under Code Section 754.

10.3    Tax Matters Partner.

10.3.1     The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.3 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or other advisors to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

10.3.2     The tax matters partner is authorized, but not required:

(a)

to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes(such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(b)

in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(c)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(d)	to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(e)

to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(f)	to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 hereof shall be fully applicable to the tax matters partner in its capacity as such.

10.4      Withholding.    The Partnership shall be authorized to withhold from or pay on behalf of or with respect to any Unitholder, any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Unitholder pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Unitholder shall constitute a loan by the Partnership to such Unitholder, which loan shall be repaid by such Unitholder within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Unitholder or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership that would, but for such payment, be distributed to the Unitholder. Any amounts withheld pursuant to the foregoing clause (i) or (ii) shall be treated as having been distributed to such Unitholder. The Partnership shall have (without the requirement that any party take any further action) a security interest in such Unitholder’s Partnership Interests to secure such Unitholder’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Unitholder fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Unitholder, and in such event shall be deemed to have loaned such amount to such defaulting Unitholder and shall succeed to all rights and remedies of the Partnership as against such defaulting Unitholder (including the right to receive distributions). Any amounts payable by a Unitholder hereunder shall bear interest at the prime rate at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Unitholder shall take such actions as the General Partner shall request in order to perfect or enforce the security interest created hereunder.

10.5      Organizational Expenses.    The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over the period provided in Section 709 of the Code unless the General Partner reasonably determines that such election is not in the best interest of the Partners.

11.	TRANSFERS AND WITHDRAWALS.

11.1    Transfer.

11.1.1     No part of the Partnership Interest of any Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically permitted in this Agreement.

11.1.2     No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Section 11 shall be null and void ab initio.

11.1.3     No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Consideration any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

11.2    Transfer of General Partner’s Partnership Interest.

11.2.1     The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in this Section 11.2.

11.2.2     Except as set forth in Section 11.2.2 and Section 11.2.3 below, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2.2, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

11.2.3     Notwithstanding the other provisions of this Section 11 (other than Section 11.6.3 hereof), the Partnership Interests of the General Partner may be Transferred, in whole or in part, at any time or from time to time, to any Person that is, at the time of such Transfer, a Qualified REIT Subsidiary. Any transferee of the entire General Partner Interest pursuant to this Section 11.2.3 shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Upon any Transfer permitted by this Section 11.2.3, the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.2.2 (other than the last sentence thereof), 11.3, 11.4.1 and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.3.

11.2.4     Notwithstanding Section 11.2.2, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.

11.3    Transfer of Limited Partners’ Partnership Interests.

11.3.1    General.    No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, provided, however, that subject to Section 11.3.4 and Section 11.6.3 hereof, any Limited Partner that is an individual may Transfer all or any portion of his Partnership Interest to any of his Family Members without the consent of the General Partner, provided, further, that the General Partner has the right not to admit such transferee as a Substituted Limited Partner in the Partnership.

11.3.2    Conditions to Transfer Consent.    Without limiting the generality of Section 11.3.1 hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.3.1 above unless such Transfer meets each of the following conditions:

(a)

Qualified Transferee.    Such Transfer is made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(b)

Assumption of Obligations.    The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all Ownership Limits that may limit or restrict such transferee’s ability to exercise its Redemption rights, including the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(c)	Effective Date. Such Transfer is to be effective as of the first day of a fiscal quarter of the Partnership.

11.3.3    Incapacity.    If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

11.3.4    No Adverse Tax Consequences.    No Transfer by a Limited Partner of its Partnership Interests may be made to or by any person if in the opinion of the General Partner, (i) the Transfer would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, (ii) such Transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, or (iii) such Transfer would require registration under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. The General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it, at the cost of the Limited Partner desiring to effectuate such transfer, to the effect that the proposed Transfer satisfies the requirements of the first sentence of this Section 11.3.4.

11.4    Substituted Limited Partners.

11.4.1    A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner (or for which no consent is required) pursuant to

Section 11.3 may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) an instrument of joinder to this Agreement executed by such Assignee and (ii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

11.4.2     A transferee who has been admitted as a Substituted Limited Partner in accordance with this Section 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

11.4.3     Upon the admission of a Substituted Limited Partner, the General Partner shall amend its books and records to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

11.5    Assignees.    If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer consented to (or for which no consent is required) by the General Partner pursuant to Section 11.3.1, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, and the right to receive distributions from the Partnership and the share of Income, Loss and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, and the rights to Transfer the Partnership Units in accordance with the provisions of this Section 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Section 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

11.6    General Provisions.

11.6.1     No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Section 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.5 hereof and/or pursuant to terms and conditions of any Partnership Unit Designation. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to (or for which consent is not required) by the General Partner pursuant to this Section 11 where such transferee was admitted as a Substituted

Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.5 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 8.5.4 hereof, shall cease to be a Limited Partner.

11.6.2  If any Partnership Unit is Transferred in compliance with the provisions of this Section 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.5.4 hereof, on any day other than the first day of a Fiscal Year, then Income, Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor (unless such method of allocation is determined by the General Partner to be improper). All distributions pursuant to Section 5.1 attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions pursuant to Section 5.1 thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

11.6.3  In no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest (other than a Partnership Unit), such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause the General Partner to cease to comply with the REIT Requirements; (v) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by a REIT Partner) of all Common Units held by all Limited Partners); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by a REIT Partner) of all Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such

Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Code 7704(b); or (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

12.	ADMISSION OF PARTNERS.

12.1    Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an instrument of joinder to this Agreement and such other documents or instruments as may be required to effect the admission.

12.2    Admission of Additional Limited Partners.

12.2.1  After the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) an instrument of joinder to this Agreement executed by such Person and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

12.2.2  Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

12.2.3  If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Income, Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.2 hereof. All distributions pursuant to Section 5.1 (a) with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, (b) with respect to which the Partnership Record Date is after the date of such admission but which relates to the calendar quarter in which such Partner was admitted shall be prorated (i.e., reduced) to reflect the number of days in such quarter during which such Partner was a Partner and such prorated amount shall be paid to such Additional Limited Partner, and (c) thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

12.3    Amendment of Agreement and Certificate of Limited Partnership.    For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

13.	DISSOLUTION, LIQUIDATION AND TERMINATION.

13.1    Dissolution.    The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

13.1.1     an event of withdrawal, as defined in the Act (including bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a Majority of the remaining Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

13.1.2     an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;

13.1.3     entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

13.1.4     there exists only one Partner for a period of ninety (90) days; or

13.1.5     the consummation of a Terminating Capital Transaction.

13.2    Winding Up.

13.2.1     Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as the Liquidator determines is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Liquidator, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(a)

First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(b)

Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.3 hereof;

(c)	Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(d)	Fourth, to the satisfaction of all of the debts and liabilities of any Subsidiary of the General Partner and the Partnership;

(e)	Fifth, to the Holders of the Senior Units in accordance with the designations or preferences associated with such Senior Units;

(f)	Sixth, to the Holders of the Class A Convertible Preferred Units and the Pari Passu Units pursuant to Section 4.3.3 above;

(g)	Seventh, to the Holders of Class A Convertible Preferred Units, Pari Passu Units and Common Units pursuant to Section 4.3.2 above; and

(h)	Subject to the terms of any additional Partnership Unit Designation, the balance, if any, to the Holders of Common Units, pro rata in accordance with their Percentage Interests.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Section 13.

13.2.2  Notwithstanding the provisions of Section 13.2.1 hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.1 hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if they can be made without registration under the Securities Act and if, following such distributions, the Partnership is not required to register the interests so distributed under the Exchange Act, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

13.2.3  In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), such Partner shall have no obligation to make a contribution to the capital of the Partnership on account of such deficit, and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 13 may be:

(a)

distributed to a trust established for the benefit of the Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner, in the same priority, proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(b)

withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed as soon as practicable to the General Partner and Limited Partners in the same priority, proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement.

13.3    Deemed Distribution and Recontribution.    Notwithstanding any other provision of this Section 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with the provisions of Section 13.2.1 in liquidation of the Partnership, and the new partnership shall be deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

13.4    Rights of Limited Partners.    Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the obligations of the Partnership, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner (other than any Limited Partner who holds Class A Convertible Preferred Units or who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the distributions, allocations or liquidating distributions.

13.5    Notice of Dissolution.    In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

13.6    Cancellation of Certificate of Limited Partnership.    Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

13.7    Reasonable Time for Winding-Up.    A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

14.	PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS.

14.1    Procedures for Actions and Consents of Partners.    The actions requiring consent or approval of Limited Partners pursuant to this Agreement or otherwise pursuant to applicable law, are subject to the procedures set forth in this Section 14.

14.2    Amendments.

14.2.1     Amendments to this Agreement may be proposed by the General Partner or by a Majority of the Limited Partners. Within thirty (30) days following such proposal, the General Partner shall submit to the Limited Partners any proposed amendment that requires the consent of the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

14.2.2  The General Partner shall not, without the prior Consent of the Limited Partners, except as provided in Sections 4.4.1, 5.5, 6.2.3 and 14.2.3 hereof, amend, modify or terminate this Agreement.

14.2.3  Notwithstanding anything to the contrary contained herein, including Section 14.2.2 hereof, the General Partner shall have the power, without the Consent of the Limited Partners to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(a)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(b)	to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement;

(c)	to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement;

(d)	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(e)

(i) to reflect such changes as are reasonably necessary for the General Partner to maintain or restore its status as a REIT or to satisfy the REIT Requirements; or (ii) to reflect the Transfer of all or any part of a Partnership Interest between the General Partner and any Qualified REIT Subsidiary or Taxable REIT Subsidiary;

(f)	to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations); and

(g)	to issue additional Partnership Interests in accordance with Section 4.3.

14.2.4  Notwithstanding Sections 14.2.2 and 14.2.3 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Section 5 or Section 13.2.1 hereof, or alter the allocations specified in Section 6 hereof (except, in any case, as permitted pursuant to Sections 4.3, 5.5, 6.2.3 and 14.2.3 hereof), (iv) alter or modify the Redemption rights, Cash Amount, REIT Consideration, or Common Shares Amount as set forth in Sections 8.5 and 11.2 hereof (except, in any case, as permitted pursuant to Sections 4.3, 5.5, 6.2.3 and 14.2.3 hereof), or amend or modify any related definitions (except, in any case, as permitted pursuant to Sections 4.3, 5.5, 6.2.3 and 14.2.3 hereof), (v) permit the removal of the General Partner without its consent or (vi) amend this Section 14.2.4; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units (including the Class A Convertible Preferred Units) on a uniform or pro rata basis (in which event such amendment shall require approval by a majority of the Partnership Units of such class or series). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 14.2 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

14.3    Meetings of the Partners.

14.3.1  Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days or more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.2 hereof.

14.3.2  Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question), including the Percentage Interest of the General Partner. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed in the books and records of the Partnership. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

14.3.3  Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the General Corporation Law of Delaware (including Section 212 thereof).

14.3.4  Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time as, and as part of, the meetings of the General Partner’s shareholders.

15.	GENERAL PROVISIONS.

15.1    Addresses and Notice.    Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in the books and records of the Partnership or such other address of which the Partner shall notify the General Partner in writing.

15.2    Entire Agreement.    This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

15.3    Governing Law Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law. The Partners: (x) agree that any suit, action or legal proceeding relating to this Agreement shall only be brought in any federal court located in Delaware, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the Partners hereby consent and submit to the personal jurisdiction of the Delaware courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The Partners waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

15.4    Headings.    The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

15.5    Pronouns and Plurals.    Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.6    Further Action.    The Partners shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.7      Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.8      Counterparts.    This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

15.9      Fax Signatures.    Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

15.10    Partial Invalidity.    The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

15.11    Waiver.

15.11.1     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.11.2     The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.

15.12    Limitation to Preserve REIT Status.    Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the

REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i)      an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(ii)      an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, reasonably determines, on the advice of counsel, that the receipt of such excess amounts shall not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year(s). The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

15.13    No Partition.    No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

15.14    No Third-Party Rights Created Hereby.    The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to

Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

15.15    No Rights as Stockholders.    Nothing contained in this Agreement shall be construed as conferring upon the Unitholders any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

15.16    Construction.    Whenever used in this Agreement, the singular shall include the plural and vice versa (where applicable), the use of the masculine, feminine or neuter gender shall include the other genders (unless the context otherwise requires), the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and other words of similar import refer to this Agreement as a whole (including all schedules and exhibits), the words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title:

LIMITED PARTNER:

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title:

Exhibit A

NOTICE OF REDEMPTION

To:	Pacific Office Properties Trust, Inc.

[ADDRESS]

The undersigned Limited Partner hereby irrevocably tenders for Redemption Common Units in Pacific Office Properties, L.P. Limited Partnership in accordance with the terms of the Agreement of Limited Partnership of The Pacific Office Properties, L.P. Limited Partnership (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner:

(a)      undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.5.8 of the Agreement;

(b)      directs that the certified check representing the Cash Amount, or the Common Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)      represents, warrants, certifies and agrees that:

(i)	the undersigned Limited Partner is a Qualifying Party,

(ii)

the undersigned Limited Partner has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii)	the undersigned Limited Partner has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv)	the undersigned Limited Partner has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)      acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by the General Partner pursuant to Section 8.5.4 of the Agreement or (2) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

A-1

Dated:

Name of Limited Partner:
(Signature of Limited Partner or Assignee)
(Street Address)
(City) (State) (Zip Code)
Signature Guaranteed by:
Issue Check Payable to:
Please insert social security or identifying number:

A-2

Exhibit B

FORM OF UNIT CERTIFICATE

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF PACIFIC OFFICE PROPERTIES, L.P., DATED AS OF                     , 2007, A COPY OF WHICH MAY BE OBTAINED FROM PACIFIC OFFICE PROPERTIES TRUST, INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.

Certificate Number

THE PACIFIC OFFICE PROPERTIES, L.P. LIMITED PARTNERSHIP

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

B-1